Exhibit 99.2

On March 24, 2026, Ruger first published the information below on its website, ruger.com/proxy2026, for the 2026 Annual Meeting of Stockholders:

Cautionary Note Regarding Forward Looking Statements

Certain statements in this website may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as "may," "will," "could," "anticipate," "estimate," "expect," "predict," "project," "future," "potential," "intend," "plan," "assume," "believe," "forecast," "look," "build," "focus," "create," "work," "continue" or the negative of such terms or other variations thereof and words and terms of similar substance. Such forward-looking statements also include, among others, that the Company will (i) sustain top-line growth and prioritize market share gains, (ii) expand operating margins through disciplined cost alignment and structural efficiency by realigning the Company's manufacturing footprint and balancing production lines across facilities, (iii) in-source external components to reduce costs, shorten lead times, and improve quality control, (iv) launch multiple new firearm platforms and expand the Company's accessory ecosystem across top platform, (v) prioritize investments in core product innovation and operational efficiency, and (vi) maintain a commitment to returning capital to shareholders through dividends and, when appropriate, share repurchases. The forward looking statements in this website are based upon the current beliefs, assumptions and expectations of the Company, including without limitation with respect to the Company's current and future plans, strategies, positioning, resources and capabilities, financial, operating and other performance and the occurrence or non-occurrence of certain events, and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this website because of a variety of factors, including without limitation those detailed in the Company's annual reports on Form 10-K, quarterly reports on Form 10-Q, Current Reports on Form 8-K and other filings made by the Company with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in beliefs, assumptions or expectations or any change in events, conditions or circumstances on which any such statements are based.

Important Information and Where to Find It

Ruger intends to file a proxy statement and CAMO GREEN proxy card and other relevant documents with the SEC in connection with its solicitation of proxies from the Company's stockholders for Ruger's 2026 Annual Meeting of Stockholders (the "Proxy Statement"). This press release is neither a solicitation of a proxy nor a substitute for any proxy statement or other document that Ruger may file with the SEC in connection with any solicitation by Ruger. RUGER STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY RUGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain copies of these documents and other documents filed with the SEC by Ruger free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Ruger are also available free of charge by accessing the "Corporate" section of the Company's website at www.ruger.com/corporate.

Certain Information Regarding Participants

Ruger and its directors and certain of its executive officers will be deemed to be "participants" (as defined in Schedule 14A under the Exchange Act of 1934, as amended) in the solicitation of proxies from the Company's stockholders by Ruger in connection with the matters to be considered at Ruger's 2026 Annual Meeting of Stockholders. Information regarding the names of Ruger's executive officers and directors and their respective interests in Ruger by security holdings or otherwise is set forth (i) in Ruger's proxy statement for the 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2025 (the "2025 Proxy Statement"), which is available here, including under the headings "Proposal 1: Election of Directors", "The Board of Directors, Its Committees and Policies", "Committees of the Board", "Director Compensation", "Directors' and Executive Officers' Beneficial Equity Ownership", "Beneficial Ownership Of Directors And Management Table", "Certain Relationships And Related-Party Transactions", "Proposal No. 3 – Advisory Vote on Compensation of Named Executive Officers", "Compensation Discussion and Analysis", "Executive Compensation", "Potential Payments Upon Termination Or Change In Control", "Potential And Actual Payments Under Severance Agreements Table", "Pension Plans", "Chief Executive Officer Pay Ratio" and "Pay Versus Performance (PVP)" and (ii) under Item 5.02 "Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers" in the Current Reports on Form 8-K filed by Ruger with the SEC on June 20, 2025 (available here) and February 23, 2026, as amended on March 10, 2026 (available here). To the extent holdings of such persons in the Company's securities have changed since the amounts described in the 2025 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, by Benjamin P. Quinn on May 2, 2025 (available here), by John A. Cosentino, Jr. on May 8, 2025 (available here), by Phillip C. Widman on May 8, 2025 (available here), by John A. Cosentino, Jr. on June 2, 2025 (available here), by Phillip C. Widman on June 2, 2025 (available here), by Ronald C. Whitaker on June 2, 2025 (available here), by Amir P. Rosenthal on June 2, 2025 (available here), by Terrence G. O'Connor on June 2, 2025 (available here), by Sarah F. Colbert on June 3, 2025 (available here), by Bruce T. Pettet on June 27, 2025 (available here), by Bruce T. Pettet on July 2, 2025 (available here), by Bruce T. Pettet on August 13, 2025 (available here), by Amir P. Rosenthal on November 17, 2025 (available here), by Thomas A. Dineen on March 4, 2026 (available here), by Shawn C. Leska on March 4, 2026 (available here), by Sarah F. Colbert on March 4, 2026 (available here), by Robert J. Werkmeister, Jr. on March 4, 2026 (available here), by Michael W. Wilson on March 4, 2026 (available here), by Thomas A. Dineen on March 10, 2026 (available here), by Todd W. Seyfert on March 10, 2026 (available here), by Shawn C. Leska on March 10, 2026 (available here), by Benjamin P. Quinn on March 10, 2026 (available here), by Robert J. Werkmeister, Jr. on March 10, 2026 (available here), by Sarah F. Colbert on March 10, 2026 (available here), and Michael W. Wilson on March 10, 2026 (available here), and by Stephen J. Timm on March 19, 2026 (available here). Additional information can also be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 2, 2026, which is available here. Details concerning the nominees of Ruger's Board of Directors for election at the 2026 Annual Meeting will be included in the Proxy Statement. These documents, including the definitive Proxy Statement (and any amendments or supplements thereto) and other documents filed by the Company with the SEC, are or will be available free of charge at the SEC's website at www.sec.gov. Copies of the documents filed by Ruger are also available free of charge by accessing the "Corporate" section of the Company's website at www.ruger.com/corporate.

Testimonials, Other Quotations and Third-Party Statements

This website may contain or refer to news, commentary and other information relating to Ruger that has been generated by, or sourced from, persons or companies that are not affiliated with the Company. Ruger has neither sought nor obtained consent from any third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, including information generated by Beretta Holding S.A., together with its affiliates ("Beretta"), or any individual nominated by Beretta (collectively with Beretta, the "Dissident Group").

Ruger has not assisted in the preparation of any third-party information, including information generated by the Dissident Group. Any statement or information obtained or derived from statements made or published by a third party should not be viewed as indicating the support of such third party for any view expressed on this website.

This website may contain links to articles, videos or other media (collectively, "Media"). The views and opinions expressed in such Media, or those of the author(s) or speaker(s) referenced or quoted in such Media, unless specifically stated otherwise, do not necessarily represent the views of Ruger.

OK

generation with a debt-free balance sheet.

Strong Record of Performance, Disciplined Capital Allocation Policy. Consistent Return of Capital to Shareholders. Experienced Leadership. Focused Long-Term Growth Plan

Over the last two decades, Ruger has delivered strong operating performance and Total Shareholder Returns. With an innovative product portfolio, lean operations, disciplined capital allocation policy and the oversight of an experienced and engaged Board of Directors, we have strengthened our market position and delivered durable cash generation and returned capital to shareholders.

We've established this site to share the facts about our performance, our leadership and our future. We appreciate your support and welcome you to explore.

Long-Term Capital Returns to Shareholders:
Since 2006, Ruger has delivered more than 1,100% total shareholder return, significantly outperforming many industry peers and broader market benchmarks over the same period. Cumulative dividends represented roughly half of that total shareholder return yielding approximately a 600% cumulative dividend return.

A Clear Plan for Continued Growth:
Ruger's leadership team has developed and is deeply committed to our Ruger 2030 strategy. Ruger 2030 defines a disciplined path forward - driven by innovative new product development, brand elevation and sales execution and operational excellence – all designed to expand market share and improve operating profit.

Experienced & Expert Governance:
Ruger's highly experienced Board of Directors provides governance and strategic guidance needed to position Ruger to continue to deliver the disciplined execution and long-term shareholder value creation that has defined Ruger over the last two decades.

This website and the information set forth on this website is provided merely for information purposes in connection with Ruger's 2026 Annual Meeting of Stockholders to assist stockholders in making an informed decision and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. This website does not recommend the purchase or sale of any security and investors and potential investors should not make any decisions to buy or sell securities based on this website. This website is not intended to be, nor should it be construed or used as, investment, tax or legal advice, and prior results do not guarantee future performance. Certain information on this website has also been derived from third party reports and other sources, for which Ruger and any other participants in solicitations on behalf of Ruger at the 2026 annual meeting of stockholders disclaim any responsibility or liability. Stockholders and others should conduct their own independent investigation and analysis of the statements, communications and other information on this website. This website and the information on this website is the exclusive property of Ruger and may not be reproduced or distributed, in whole or in part, without the express prior written consent of Ruger.

A PROVEN RECORD OF SHAREHOLDER VALUE CREATION (2006-2025)

Since 2006, Ruger has delivered more than **1,100% in total shareholder return (TSR)**, significantly outperforming industry peers and broader market indices. The chart below illustrates Ruger's TSR performance versus a leading industry peer and broader market indices.

Total Shareholder Return (2006A-2025A)

Sturm, Ruger & Company, Inc (RGR), Smith & Wesson Brands, Inc. (SWBI), S&P 500 (GSPC), Russell 2000 (RUT)


Ruger
Smith & Wesson
S&P 500
Russell 2000
1,800%
1,600%
1,400%
1,200%
1,000%
800%
600%
400%
200%
2006
2008
2010
2012
2014
2016
2018
2020
2022
2024
Purchase of Ruger family shares & recruitment of new senior team
Capacity expansion in Mayodan, NC
Purchase of Marlin assets & brand
Capacity Expansion in Hebron, KY
1,117%
RUGER
596%
309%
108%
Industry Cycles
Pre-2016 Surge
Post-2016 Election Period
Pandemic Surge & Stabilization

Source(s): Stephens Investment Banking; Capital IQ as of 03.09.2026
Note: The 2006 reference share price for RGR is $5.90 (the price of the shares acquired from the Ruger family in September 2006); 2006 average for all others
Note: Total Shareholder Returns for RGR and SWBI does not assume dividends are reinvested; Total Shareholder Returns for market indices assume all dividends are reinvested

During that time, the Company invested meaningfully in the long-term strength of the business. By 2025, Ruger's TSR since 2006 had grown to 1,100, exceeding the TSR of the S&P 500 and the Russell 2000 market indices and Smith & Wesson, the other leading U.S. firearms manufacturer.

If you had invested $1,000 in Ruger in 2006, that investment would have had a total shareholder return of over $12,000 as of March 6, 2026, with roughly half of that value returned coming from Ruger's consistent, shareholder-friendly dividend policy. Cumulative dividends per share since 2006 grew to $37 by the end of 2025, equating to an **approximate 600% cumulative dividend yield.**

Comparative Returns Analysis (2006A – 2025A)

Value of $1,000 invested on 09/26/2006, as of 03/06/2026


$12,658
$6,214
$6,444
$1,416
$255
$153
$1,008
$7,163
$2,118
$5,045
$4,439
$959
$3,480
Ruger
Smith & Wesson (incl. AOUT)
S&P 500
Russell 2000
Current Market Value
Dividends Received
Value of AOUT Spinoff

Ruger Cumulative Dividends per Share & Yield

2006A-2025A, As of 03/06/2026


$40
$35
$30
$25
$20
$15
$10
$5
$0
$1
$7
$16
$37
600%
500%
400%
300%
200%
100%
0%
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
Dividend Yield
Cumulative Dividends

Taken together, these results reflect Ruger's commitment to long-term shareholder returns, enabled by strong operating performance and disciplined capital deployment.

DISCIPLINED & CONSISTENT CAPITAL ALLOCATION POLICY (2006-2025)

Since 2006, Ruger has **returned more than $900 million to shareholders** through quarterly dividends, special dividends and stock repurchases. Over the same period, the Company **reinvested nearly $500 million in American manufacturing.** The chart below illustrates Ruger's strong performance and capital stewardship under the current Board's leadership.

Capital Deployment

2006A-2025A, As of 03/06/2026


Investments In Growth
(Capital Expenditures)
$477.3M
Returned To Shareholders
(Quarterly & Special Dividends
& Stock Repurchases)
$906.8M

Source(s): Ruger Internal Analysis

Central to Ruger's capital allocation policy involves careful investment in growth and operational efficiency, funded by free cash flow – not debt. The Company understands, and seeks to invest principally in, assets that have the potential to strengthen our position as a market leader and drive profit generation. Ruger's practice is to return cash generated by these disciplined investments and not needed for further investment to shareholders through Ruger's shareholder-friendly dividend policy and share repurchases.

This disciplined approach reflects Ruger's commitment to responsible stewardship and track record of strong free cash flow and consistently returning it to shareholders after investing to sustain long-term growth.

RUGER GAINS MARKET SHARE IN CONTRACTING MARKET

Ruger has continued to invest and take market share amid significant market contraction, steadily increasing to **owning almost 10% of the total U.S. firearms market.**

Post-COVID Market Share Analysis (Q1 2019 - Q3 2025)

Firearms & Ammunition Excise Tax (FAET) in $M, Ruger Vs. U.S. Firearms Total


Significant post-COVID market contraction
RUGER
Market share gains; 9.6% as of Q3 2025
$250
$225
$200
$175
$150
$125
$100
$75
$50
$25
$-
14%
12%
10%
8%
6%
4%
2%
0%
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3
2019
2020
2021
2022
2023
2024
2025
U.S. Firearms
Ruger
Ruger Market Share

Source(s): Firearms & Ammunition Excise Tax (FAET) & Ruger Internal Analysis

Over the past 12-months, under **new CEO Todd Seyfert, Ruger strengthened and accelerated** new product plans, drove operational discipline, invested in growth and delivered quarter-over-quarter improvements. Over the same period, Ruger **returned over $35 million in value to shareholders** including approximately $25 million through share repurchases, invested approximately $30 million in manufacturing capability and innovation, and reduced finished goods inventory by over $14 million.

1. **Strengthened & Accelerated Product Portfolio**
   Emphasized areas where Ruger is the clear category leader & expects to be able to continue to grow share, as well as areas where greater penetration is a significant opportunity.
2. **Enhanced Operational Discipline**
   Tightened the link between demand and production, rationalized SKU offerings, focused sales strategy on retailer success & enhanced the Ruger Business System.
3. **Streamlined Investments Yielding Growth**
   Invested in expanded manufacturing capacity, new production capabilities, the Ruger brand & our people.
4. **Delivering Financial Results**
   Improved profit performance quarter-by-quarter, strengthened working capital efficiency & continued cash generation with a debt-free balance sheet.

The Last 12 Months by the Numbers

- $10+ million returned to shareholders through dividends.
- $25 million returned through share repurchases.
- $35+ million total capital returned to shareholders.
- $30 million in capital committed to manufacturing capability and innovation.
- $14 million reduction in finished goods inventory.

Ruger Internal Analysis

RUGER 2030

Ruger 2030 sets forth our roadmap to deliver significant EBITDA growth through continued innovation, accessory expansion and new market opportunities driven by product expansion, manufacturing modernization and structural cost reductions.

Ruger 2030: Our 5-Year Strategy

Growth Strategy

Product Innovation In Firearms
- Continue Innovating In Market-Leading Categories
- Target New Market Segments, Where Attractive

On-Gun / In-Gun Accessories
- Accessorize Ruger's 50 Million Unit Installed Base
- Expand Margin Performance With Lower Relative CAPEX

Security / Military Applications
- Enter Category With Existing & New Platforms
- Leverage Brand & Improve Scale

Productivity & Margin Strategy

Production Expansion For Highest Demand Models
- Increase Output For Higher Demand & Margin Lines
- Achieve Greater Scale, Lower Complexity & Pricing Power

Transformative Manufacturing Methods
- Advanced Mfg. Technology & Process Via Automation
- Improved Productivity & Scale With Operations

Significant Structural Cost Reductions
- Simplify Product Lines For Higher Volume/Margin Mix
- Optimize Physical Footprint & Business Portfolio

Select M&A As Attractive (Not Included In Performance Goals)

Performance Goals

- Organic Growth & Market Share Gains In A Flat Market
- High Single-Digit Annual Top-Line Growth
- Double-Digit Increase Of Average Selling Price (ASP)
- Gross Margin (%) Expansion From High-Teens To High-Twenties
- EBITDA Margin (%) Increase To High-Teens

In 2025, Ruger delivered significant operational improvement and continued market share gains, underscoring the effectiveness of our strategy and disciplined execution. With our Ruger 2030 strategy, we are well-positioned to extend this performance and deliver sustained, long-term value for shareholders.

PROVEN LEADERSHIP & GOVERNANCE

Ruger's Board is composed of leaders with extensive senior executive and governance experience in companies and industries similar and relevant to Ruger. This collective experience and expertise provide robust oversight of the Company's strategy, operations, risk, capital deployment and long-term shareholder value creation. They each represent experiences and areas of expertise important for overseeing and guiding Ruger.

		Senior Executive	Governance	Financial	Operations	Sales & Marketing	Acquisitions	Risk Management	2A Product
	John Cosentino	●	●	●	●	◑	●	●	●
	Phillip Widman	●	●	●	◑	◑	●	●	●
	Terry O'Connor	◑	●	●	◑	◑	○	●	●
	Bruce Pettet	●	●	●	●	●	●	●	●
	Aaron Rivers	●	◑	●	●	●	◑	◑	●
	Amir Rosenthal	●	●	●	◑	●	●	●	●
	Todd Seyfert	●	●	●	●	●	●	●	●
	Stephen Timm	●	●	●	●	●	●	●	●
	Lorin Cassidy Wolfe	●	●	●	●	◑	●	◑	●

Ruger's governance model is built to invite align directly with shareholder interests. The summary below presents an at-a-glance view of some of the practices that underpin our shareholder-friendly structure.

Board Structure		Shareholder Rights		Accountability & Alignment	
All Directors Elected Annually	✓	Proxy Access	✓	Annual Board & Committee Self-Evaluations	✓
Independent, Non-Management Chairman	✓	Ability to Act by Written Consent	✓	Robust Stock Ownership Guidelines for Ds& Os	✓
Majority Independent Board	✓	Directors May be Removed with or without Cause	✓	Pay-for-Performance Executive Compensation Structure	✓
Regular Executive Sessions of Independent Directors	✓	No Supermajority Voting Requirements	✓	Clawback Policy in Place	✓

NEWS

Ruger Sets the Record Straight on Competitor Beretta's Attempt to Seize Control of Ruger

March 9, 2026

On February 24, 2026, Sturm, Ruger & Company, Inc. (NYSE: RGR) ("Ruger" or the "Company") received a notice from Beretta Holding S.A. ("Beretta") stating Beretta's intention to nominate four candidates for election to Ruger's Board of Directors at the Company's 2026 Annual Meeting of Stockholders. The Company, in consultation with its advisors, is reviewing the notice in accordance with Ruger's established procedures ...

Learn More →

Sturm, Ruger & Company Adopts Limited Duration Stockholder Rights Plan

October 14, 2025

The Sturm, Ruger & Company, Inc. (NYSE: RGR) ("the Company") Board of Directors (the "Board") today announced that it has approved the adoption of a limited-duration stockholder rights plan (the "Rights Plan"). The Rights Plan is effective October 14, 2025 ("Effective Date") and will expire on October 13, 2026. The Board, in consultation with its advisors, adopted the Rights Plan in response ...

Learn More →

View All News →

FILINGS

8K-8A

- March 2, 2026 (CC)
- October 14, 2025
- October 14, 2025 (8-A)
- November 6, 2025

10K

- 2025

All others

All other reports available at Ruger.com

DIRECTOR BIOS

Ruger's Board of Directors is composed of leaders with extensive senior executive and governance experience in companies and industries similar and relevant to Ruger. Collectively, the Board brings years of general and financial management experience, at the most senior levels of complex enterprise. This collective experience and expertise provides robust oversight of the Company's strategy, operations, risk, capital deployment and long-term shareholder value creation.



John Cosentino, Jr.
Chairman of the Board



Phillip Widman
Vice Chairman



Terry O'Connor
Director



Bruce Pettet
Independent Director



Aaron Rivers
Independent Director



Amir Rosenthal
Independent Director



Bruce Pettet
Independent Director



Aaron Rivers
Independent Director



Amir Rosenthal
Independent Director



Todd Seyfert
Director



Stephen Timm
Independent Director



Lorin Cassidy Wolfe
Independent Director



Chairman of the Board

Director Since: 2005

Age: 76

2026 Committees:

- Nominating & Corporate Governance, Chair
- Audit

Prior Assignments:

- Vice Chairman
- Lead Director
- Executive Operations, Chair
- Compensation, Chair
- Audit

Lorin Cassidy Wolfe | BACK TO *BIOS* | Phillip Widman

JOHN COSENTINO, JR.

Biography

John Cosentino has served on the Ruger Board of Directors since 2005, holding multiple leadership roles including Lead Director and Vice-Chairman, before being appointed Chairman of the Board on January 1, 2025. He also chairs the Nominating and Corporate Governance Committee. Throughout his 21-year tenure, he has contributed significant operational, financial and strategic expertise and oversight as Ruger grew 4-5-fold, became one of the largest and most profitable firearms manufacturers in the United States and created significant shareholder value.

Mr. Cosentino is an accomplished global executive with fifty years of experience across industrial and consumer products companies, including Otis Elevator/United Technologies Corporation, Danaher Corporation, and Stanley Black & Decker, where he held divisional and corporate CFO and President/COO roles. In the latter half of his career, he founded and led a lower middle market private equity fund focused on implementing lean business systems in manufacturing and service companies, achieving top-quartile returns.

Mr. Cosentino has extensive governance experience, having served on more than two dozen boards of directors in both private and public companies over more than 40 years. He has served as Chairman of five companies, including Ruger.

He has an A.B. cum laude from Harvard University and an M.B.A. from the Wharton School of the University of Pennsylvania.

Executive & Board Experience

- OTIS (NYSE:OTIS)
- UNITED TECHNOLOGIES (NYSE:RTX)
- DANAHER CORPORATION (NYSE:DHR)
- THE STANLEY WORKS (NYSE:SWK)
- THE WIREMOLD COMPANY (NYSE:LORDY)
- HABCO INDUSTRIES LLC



Vice Chairman

Director Since: 2010

Age: 71

2026 Committees:

- Compensation, Chair
- Audit

Prior Assignments:

- Audit, Chair
- Risk Oversight, Chair
- Capital Policy
- Compensation

John Cosentino | BACK TO BIOS | Terry O'Connor

PHILLIP WIDMAN

Biography

Phil Widman has served on the Ruger Board of Directors since 2010, holding leadership roles including Chair of the Audit Committee and Chair of the Risk Committee, before being appointed Lead Vice Chairman of the Board on January 1, 2025, and Chair of the Compensation Committee on March 7th, 2026. He has provided public company, operational financial and governance insights.

Mr. Widman's background in operational finance and CFO roles is diversified across multiple industries – from computer manufacturing at UNISYS, to power distribution, generation, industrial automation, and high speed rail equipment at Asea Brown Boveri Inc. (ABBV), to heavy equipment at Terex Corporation. He has consistently tackled businesses in difficult situations requiring turnarounds, including debt restructuring at Philip Services, consolidations, acquisition integrations and business system upgrades. He has executed numerous capital market transactions to fund acquisitions, improve cost of capital and expand operational capabilities.

In addition to Ruger, Mr. Widman has served on multiple public company boards: Lubrizol Corporation as Audit Committee Chair and Governance Committee, ENVIRI Corporation as Audit Committee Chair, Compensation and Governance Committees, and V2X Corporation as Chair of the Audit and Compensation Committees.

He earned a B.B.A. from the University of Michigan and an M.B.A. from Eastern Michigan University.

Executive & Board Experience

unisys | ABB | TEREX | Lubrizol | enviri | V2X



Independent Director

Director Since: 2014

Age: 70

2026 Committees:

- Compensation
- Nominating & Corporate Governance

Prior Assignments:

- Capital Policy, Chair
- Audit
- Compensation
- Nominating & Corporate Governance
- Risk Oversight

Phillip Widman BACK TO BIOS Bruce Pettet

TERRY O'CONNOR

Biography

Terry O'Connor has served on the Ruger Board of Directors since 2014. He previously chaired the Capital Policy Committee and continues to serve on the Compensation and Nominating and Governance Committees. He brings extensive capital markets experience, and expertise in financial instruments, portfolio strategy and company analysis.

Mr. O'Connor has more than 30 years of capital markets experience, including founding and serving as Managing Partner of Cedar Creek Management, LLC, where he led investment research across public and private companies. Earlier, he held leadership and analytical roles at HPB Associates and Feshbach Brothers and served in principal positions in Investment Banking and Equity Sales at Kidder Peabody.

Mr. O'Connor's governance experience includes serving on the Board of SRV Bancorp, as well as the Finance and Investment Committees of Covenant House International and the Board of Covenant House of New Jersey.

He received a bachelor's degree in economics from Bucknell University and an M.B.A. from the Wharton School of the University of Pennsylvania.



Independent Director

Director Since: 2025

Age: 60

2026 Committees:

- Nominating & Corporate Governance

Terry O'Connor | BACK TO BIOS | Aaron Rivers

BRUCE PETTET

Biography

Bruce Pettet has served on the Ruger Board of Directors since June 2025. Bruce contributes broad expertise across consumer products, manufacturing, brand leadership and the outdoor industry. His extensive executive experience in all the markets Ruger serves provides the Board valuable perspective on Ruger's markets, brand leadership, product innovation and customer engagement.

Mr. Pettet has led consumer brands for three decades. He has been President and CEO of Leupold & Stevens, Inc., a global leader in premium sporting and tactical optics with more than 700 associates, since 2014. Under his leadership, the company has strengthened its market position, accelerated product innovation and earned multiple industry awards. Previously, he founded and served as President & CEO of Collective International, LLC, and held President & CEO roles at Airwalk International and Brooks Sports, Inc.

In addition to Ruger, Mr. Pettet serves on the Boards of the National Shooting Sports Foundation, the Rocky Mountain Elk Foundation and Stimson Lumber Company. He previously served as Chairman of the Board for Mrs. Fields Famous Brands, LLC.

He holds a bachelor's degree in management from Pepperdine University, a certificate in entrepreneurship from California State University, Fullerton, and has completed executive education in business strategy at Dartmouth.

Executive & Board Experience

LEUPOLD & STEVENS, INC.

BROOKS SPORTS, INC.

COLLECTIVE BRANDS, INC.

STIMSON LUMBER

MRS. FIELDS FAMOUS BRANDS, LLC

NATIONAL SHOOTING SPORTS FOUNDATION, INC.



Independent Director

Director Since: 2026

Age: 51

2026 Committees:

- Compensation
- Nominating & Corporate Governance

Bruce Pettet | BACK TO BIOS | Amir Rosenthal

AARON RIVERS

Biography

Aaron Rivers brings 30 years of global leadership experience to the Ruger Board, with deep expertise in lean manufacturing, supply chain management, multi-site operations, and disciplined P&L leadership. His execution-driven approach strengthens Ruger's operational and strategic oversight.

Mr. Rivers is Chief Executive Officer of Dakkota Integrated Systems, a $1.2 billion Tier 1 automotive supplier. Since assuming the role, he has reshaped operational disciplines, accelerated profitable growth and positioned the company as a high-performance partner to the top mobility OEMs. His prior experience spans automotive, commercial vehicles, aerospace, filtration and mobility systems at both domestic and global Fortune 500 companies including Danaher, Bombardier, ZF and DaimlerChrysler. Mr. Rivers' experience leading complex global industrial businesses enhances the Board's operational and governance depth.

He holds a bachelor's degree in biochemistry from Ball State University and an M.B.A. from Indiana Wesleyan University.

Executive & Board Experience

- Dakkota Integrated Systems, LLC
- Danaher Corporation (NYSE:DHR)
- ZF Friedrichshafen AG
- Bombardier Transportation
- TRW Automotive
- Dana Incorporated (NYSE:DAN)

Aaron Rivers BACK TO BIOS Todd Seyfert

AMIR ROSENTHAL



Independent Director

Director Since: 2010

Age: 64

2026 Committees:

- Audit, Chair
- Compensation
- Nominating & Corporate Governance

Prior Assignments:

- Audit, Chair
- Risk Oversight, Chair
- Capital Policy
- Nominating & Corporate Governance

Biography

Amir Rosenthal joined the Ruger board in 2010 and has brought operating, consumer marketing, financial and legal experience to it. His executive experience spans public companies, private equity-backed and family-owned businesses, and global consumer brands. His expertise in corporate strategy, capital markets, finance and brand building provides valuable insight to Ruger. He is presently the Chair of the Audit Committee.

Mr. Rosenthal is Chief Operating Officer of Granite Group Wholesalers, a leading distributor of plumbing, heating, cooling, water systems and energy products through 75 wholesale branches and 19 retail showrooms. He joined the company in 2018 as Chief Financial Officer before assuming his COO position overseeing corporate development, HR, IT and distribution.

Previously, he served as President of Performance Sports Group, overseeing brands including Bauer, Easton and Maverik, after serving as CFO and leading two public offerings. Earlier, he held senior roles at Katy Industries and spent 12 years at Timex Corporation in legal and finance positions, including Treasurer.

He is a graduate of Dartmouth College, holds a law degree from New York University Law School and earned a master's in finance from Rensselaer Polytechnic Institute.

Executive & Board Experience

PERFORMANCE SPORTS GROUP — PERFORMANCE SPORTS GROUP LTD.

TIMEX — TIMEX CORPORATION

THE GRANITE GROUP — THE GRANITE GROUP



Director

Director Since: 2025

Age: 56

Amir Rosenthal | BACK TO BIOS | Stephen Timm

TODD SEYFERT

Biography

Todd Seyfert has served as President and Chief Executive Officer of Sturm, Ruger & Company, Inc. since March 2025 and has been a member of the Company's Board of Directors since 2025. Mr. Seyfert brings more than 30 years of leadership and industry experience in the outdoor recreation, consumer products and manufacturing sectors.

Prior to joining Ruger, Mr. Seyfert served as President of Land Vehicles Americas for Dometic Group, where he led a major operating segment focused on innovation, product development and operational performance. Previously, he served as Chief Executive Officer of FeraDyne Outdoors, a manufacturer of archery and hunting products. Earlier in his career, Mr. Seyfert held senior leadership roles with several companies serving the shooting sports and outdoor markets, including Vista Outdoor, Magnum Research, Bushnell, Michaels of Oregon and Birchwood Laboratories.

Mr. Seyfert has also served on the boards of several companies and industry organizations. He currently serves on the Board of Directors of Hodgdon Powder Company, where he serves as Governance Chair. He previously served on the Board of Directors and as Audit Committee Chair of Chattanooga Shooting Sports, Inc., and has served on the boards of several conservation and industry organizations, including the Youth Shooting Sports Alliance and Pheasants Forever.

Mr. Seyfert holds a Master of Business Administration from the University of St. Thomas and a Bachelor of Business Administration in Business Administration, General Sales, Merchandising and Related Marketing Operations from the University of Wisconsin–Eau Claire.

Executive & Board Experience

DOMETIC GROUP

FERADYNE OUTDOORS

VISTA OUTDOOR, INC.

MAGNUM RESEARCH

HODGDON POWDER

NATIONAL SHOOTING SPORTS FOUNDATION, INC.



Independent Director

Director Since: 2026

Age: 57

2026 Committees:

- Audit
- Compensation

Todd Seyfert | BACK TO BIOS | Lorin Cassidy Wolfe

STEPHEN TIMM

Biography

Stephen Timm brings over 30 years of senior executive leadership experience in global industrial and technology driven businesses to the Ruger Board. He is recognized for a disciplined, data driven approach to strategy, financial and operational performance, and enterprise transformation.

Mr. Timm most recently served as President of Collins Aerospace, a $28 billion aerospace and defense leader with approximately 83,000 employees worldwide. In this role, his P&L responsibilities included long term strategy, portfolio management, capital allocation and operational execution across complex global manufacturing operations. His experience driving growth, financial performance, and operational excellence aligns with Ruger's strategy and objectives.

Prior to becoming President, his 30-year career at Collins included executive P&L positions and technology with leadership across several Collins divisions.

He holds bachelor's degrees in management information systems and business from Wartburg College and an M.B.A. from the University of Iowa.

Executive & Board Experience

Collins Aerospace

COLLINS AEROSPACE (NYSE:RTX)

Stephen Timm | BACK TO BIOS | John Cosentino

LORIN CASSIDY WOLFE



Independent Director

Director Since: 2026

Age: 48

2026 Committees:

- Audit

Biography

Lorin Cassidy Wolfe brings more than 20 years of experience as a strategic operator, CEO, private equity partner, and board member to the Ruger Board. Her background spans Fortune 100, private equity–backed, and founder-led businesses, with an emphasis on operational rigor, commercial strategy, and culture-driven leadership.

Ms. Wolfe was recently appointed Vice President, Business System at Johnson Controls, where she leads global continuous improvement efforts focused on strategy deployment and execution across operations, commercial teams, and shared services. Previously, she served as a Partner at a lower middle market private equity firm and held divisional senior executive positions at Danaher, where she helped align operational performance with enterprise strategy and strengthen execution discipline across complex organizations.

Ms. Wolfe's experience guiding leadership teams through operational transformation and strategic transitions provides valuable insight as Ruger advances its long-term strategic priorities and business system development.

She has a mechanical engineering degree from the University of Virginia and an M.B.A. from Harvard Business School.

Executive & Board Experience

JOHNSON CONTROLS (NYSE:JCI)

KKR (NYSE:KKR)

DANAHER CORPORATION (NYSE:DHR)

FORD MOTOR COMPANY (NYSE:F)

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TERMS OF USE

Web Site Terms of Use

Important! Please read this terms of use agreement carefully before using this web site. these terms affect your legal rights and obligations. By accessing or using this web site, you agree to these terms. if you do not agree to all of these terms, do not use this web site.

About This Agreement
This Terms of Use Agreement ("Agreement") governs your use of this web site and its associated services (the "Site"). Sturm, Ruger & Co., Inc. ("Sturm, Ruger," "we," "our," or "us") owns and operates this Site.

In addition, please review the Site's **Privacy Policy**, which explains our information collection practices, such as the types of information we collect regarding visitors to the Site and how we may use that information.

Why you Cannot Order or Purchase Firearms from this Web Site
Federal law prohibits the interstate sale of firearms to persons or entities not possessing a valid Federal Firearms License (FFL). Sturm, Ruger does not sell firearms to individuals or even to federally licensed individuals or retail dealers. Rather, we sell firearms directly to a small number of independent, federally licensed wholesale firearm distributors, who in turn sell firearms to federally licensed retail dealers, who in turn sell their firearms to legally authorized retail purchasers in compliance with all federal, state and local laws and regulations.

Any reference to an independent licensed wholesaler or retailer on this Site does not constitute an endorsement or recommendation of any such independent entity by us. They are not within our control, and we are not responsible in any manner for any of their policies or practices. If you have any questions concerning a firearms wholesaler or retailer, you should contact them directly, or contact your local law enforcement or regional Bureau of Alcohol, Tobacco and Firearms office listed in your local telephone directory.

Copyrights and Trademarks
The Site consists of (1) copyrighted materials, such as information, articles, opinions, other text, directories, guides, graphics, photographs, illustrations, images, video and audio clips, music, advertising and promotional materials, data, software, compilations, designs, graphical interface, and overall "look and feel,"; (2) trademarks, logos, trade names, service marks, trade identities, and the domain names and URLs associated therewith, whether registered or unregistered (collectively the "Trademarks"); and (3) other forms of intellectual property (all of the foregoing collectively and individually are referred to as "Site Content"). All right, title, and interest in and to the Site Content is the property of Sturm, Ruger or its licensors, and is protected by U.S. and international copyright, trademark, patent, or other proprietary rights and laws. You do not acquire any ownership rights in any Site Content by using the Site or by virtue of downloading, printing, or using Site Content.

Pricing/Specifications
Prices and specifications for any products or services sold through the Site are subject to change without notice. Typographic, photographic, and /or descriptive errors are subject to correction. We reserve the right to limit product quantities. All prices are quoted in US$.

Not all products are available in all areas, and attaching certain accessories to your firearm may render it prohibited in certain states and locales. Prior to installation, verify that your state and local laws allow you to install specific accessories on your firearm.

We have made every effort to make the appearance of colors / patterns on screen as accurate as possible. Unfortunately, we cannot guarantee an exact match of the on-screen color / pattern to that of actual products. Colors / patterns on screen may vary depending on your screen settings and resolution. If you are unsure of a color / pattern, we recommend that you view the product in person at an independent retailer of Ruger® firearms.

Use of this Site
This Site and all of the Site Content are solely for personal and authorized commercial use, and you may download or copy Site Content only for such limited purposes. Except as may be expressly authorized by Sturm, Ruger in writing, and except as noted herein, you may not reproduce, publish, transmit, distribute, display, modify, create derivative works from, sell or participate in any sale of or exploit in any way, in whole or in part, any Site Content. This applies to copyrighted Site Content regardless of whether or not a copyright notice appears on such materials, and applies to Trademarks, whether registered or unregistered, and regardless of whether or not a trademark notice appears on such materials. All rights not expressly granted in this Agreement are reserved to Sturm, Ruger or its licensors.

By using the Site and accessing the Services, you agree to Ruger's **Electronic Communications Delivery Policy**. We may provide certain communications and notices regarding the Site to you by email at the address you provide to us through the Site. Email communications and notices have the same meaning and effect as if we had provided you with paper copies.

User Comments, Feedback, Postings, and Other Submissions
We may provide "contact us" features, e-mail addresses, or other functionality ("**User Forums**") on the Site to give users of the Site ("**Users**") a means to express their opinions or share their ideas, information, materials, photographs, and other user-generated content with us or other Users of the Site (collectively "**Submissions**").

Rights You Grant to Us. Whenever you submit a Submission to a User Forum on the Site or directly to Sturm, Ruger (including by e-mail) you: (1) grant to Sturm, Ruger an irrevocable worldwide, nonexclusive, perpetual, fully sub-licensable and assignable, royalty-free right and license to use, reproduce, modify, adapt, translate, incorporate in other works, and otherwise create derivative works from, publish, distribute, transmit, broadcast, perform, display, and otherwise exercise all rights in and to such Submission, via the Site or otherwise, in any form, media, or technology now known or later developed, (2) consent to all relevant acts or omissions in relation to your moral rights in such Submission (if any) which might otherwise constitute a breach or infringement of those moral rights, and to the extent permitted by law waive all your moral rights in such Submission, and (3) waive any requirement that we maintain the Submission in confidence or compensate you in any way for our use of the Submission.

Representations You Make to Us. You are solely responsible for all Submissions that you submit to a User Forum on the Site or directly to Sturm, Ruger (including by e-mail). By doing so, you represent and warrant to Sturm, Ruger that you hold all rights necessary to provide each such Submission, and that each such Submission: (1) is not confidential and that you have all necessary permission to submit such Submission; and (2) does not infringe upon, misappropriate or violate the rights of any third parties, including, without limitation, any intellectual property rights, rights of publicity or privacy, or any other proprietary rights.

User Conduct

You may use the Site only for lawful purposes and you agree that you shall at all times comply with all local, state, national, and international laws, statutes, and regulations applicable to your use of the Site. In addition, while using the Site, you agree that you will not do any of the following:

Breach or attempt to breach the security of any portion of the Site, including but not limited to: (1) access Site Content that you are not authorized to access; (2) log into a server or account that you are not authorized to access; (3) attempt to probe, scan, or test the vulnerability of a system or network or to breach security or authentication measures without proper authorization; (4) attempt to interfere with or disrupt the Site or the servers or networks that support the Site, including, without limitation, via means of submitting a virus to the Site or overloading, "flooding," "mailbombing" or "crashing" the Site; or (5) restrict or inhibit any other user from accessing or using the Site, including, without limitation, by means of hacking or defacing any portion of the Site.

Submit any virus, worm, "Trojan Horse," "time bomb," spyware, or any other computer code, file, or program that may or is intended to damage, hijack or otherwise interfere with the operation of the Site or any hardware, software, or telecommunications equipment or with any third party's uninterrupted use and enjoyment of the Site.

Impersonate any person or entity; falsely state or otherwise misrepresent your affiliation with any person or entity, including Sturm, Ruger; forge headers or otherwise manipulate identifiers in order to disguise the origin of any Submissions to us or through the Site; or expressly state or imply that we endorse any statement you make.

Submit via the Site (or any User Forum) anything that is or may be: (1) harmful, threatening, abusive, harassing, degrading, hateful, or intimidating; (2) defamatory, libelous, or disparaging of any person or entity; (3) misleading, false, fraudulent, or tortious; (4) obscene, indecent, pornographic, vulgar, profane, or sexually explicit; (5) intended to promote (or have the effect of promoting) violence, racial hatred, terrorism or illegal acts; (6) infringing, or in violation or misappropriation of, any patent, trademark, trade identity right, trade secret, publicity right, privacy right, copyright or any other intellectual property rights of any third party; (7) in violation of any other rights of any person or entity; (8) violative of any law or regulation; or (9) otherwise objectionable, in our sole discretion.

Except for search engines presenting links to users searching for the Site or Site Content, use any robot, spider, site search/retrieval application, or other manual or automatic device or process to retrieve, index, "data mine," scrape, or in any way reproduce or circumvent the navigational structure or presentation of the Site or its contents, unless otherwise permitted by Sturm, Ruger in writing in advance. Use the Site for commercial or business purposes without our express, written, prior permission, including, without limitation, for advertising, marketing, or offering goods or services, whether or not for financial or any other form of compensation, or through linking with or artificially generating traffic to any other web site or web page.

Use the Site in any way that would adversely affect Sturm, Ruger or reflect negatively on Sturm, Ruger or our goodwill, name or reputation.

Sturm, Ruger reserves the right to monitor the Site for conduct in violation of this Agreement. However, Sturm, Ruger specifically disclaims all responsibility or liability for its acts or omissions in doing so.

Contests, Sweepstakes, Auctions and Other Promotions

From time to time, Sturm, Ruger may conduct promotions on or through the Site, including without limitation, contests, sweepstakes, auctions and other promotions ("**Promotions**"). Each Promotion may have additional terms and/or rules of participation ("**Rules**"), which will be posted or otherwise made available to you. The Rules for each Promotion in which you participate will be deemed incorporated into and form a part of this Agreement. It is your responsibility to read the Rules to determine whether or not your participation, registration, or entry will be valid or restricted, and to determine your participation requirements.

Links to Third-Party Sites

This Site may contain advertisements or other links to third-party sites that may be of interest and benefit to users. These third party sites are not under our control, and you visit such other sites at your own risk. We are not responsible for the content of any linked site. We provide these links as a convenience, and the inclusion of any link does not imply any affiliation or endorsement of the other site, nor a guarantee of the quality of information contained on the linked site. We make no representation or warranties, express or implied, as to the accuracy of any of the material located on the other sites. Once you visit another site, you are subject to the privacy policy of the new site. Because other sites may collect, use and distribute information differently than Sturm, Ruger, we strongly recommend that you review the privacy policy of any site you visit before providing any personal information.

Third-Party Advertisers

Third-party advertisers ("Advertisers") may offer goods, services and other materials to you on the Site. Your dealings with advertisers found on or through the Site are solely between you and the advertiser. Descriptions of, or references to, products or publications within the Site do not imply endorsement of the product or publication. Sturm, Ruger will not be responsible or liable for any loss or damage of any sort incurred as the result of any such dealings or the offering of such goods, services and other materials on the Site. Please review carefully all policies and practices before you engage in any business dealings with any third party. Any complaints, concerns or questions you may have relating to materials provided by third parties should be forwarded directly to the third party.

Indemnification

You agree to defend, indemnify and hold Sturm, Ruger harmless from and against any and all claims, damages, costs and expenses, including attorney's fees, arising from or related to your breach of this Agreement or the use of the Site or any materials, products or services available at this Site, by you or someone acting under your control.

Termination

If you have registered with this Site, you may terminate your Account at any time and for any reason. We may also terminate your Account or use of the Site at any time and may do so immediately without notice, and accordingly deny you access to the Site, if in Sturm, Ruger's sole discretion you fail to comply with any term or provision of this Agreement. We also reserve the right to use any technological, legal, operational, or other means available to enforce the terms of this Agreement, including without limitation, blocking specific IP addresses or access to this Site using your e-mail address, User ID or password.

Disclaimer and Limitation of Liability
This site is provided by Sturm, Ruger on an "as is" basis. Sturm, Ruger makes no representations or warranties of any kind, express or implied, as to the operation of the site or the information, site content, materials, or products included on this site. To the fullest extent permissible by applicable law, Sturm, Ruger disclaims all warranties, express or implied, including, but not limited to, implied warranties of merchantability and fitness for a particular purpose. Without limiting the foregoing, Sturm, Ruger disclaims any and all warranties, express or implied, for any merchandise offered on this site. This disclaimer does not apply to any product warranty offered by the manufacturer of any item sold on this site. Some jurisdictions may not allow the exclusion of implied or other warranties, so the above exclusions may not apply to you.

Sturm, Ruger will not be liable for any damages. Under no circumstances, shall Sturm, Ruger or any of its employees, directors, officers, agents, vendors or suppliers be liable for any direct or indirect losses or damages of any kind arising from the use of this site, including, but not limited to direct, indirect, incidental, punitive, and consequential damages arising out of or in connection with the use of or inability to use this web site. This is a comprehensive limitation of liability that applies to all losses and damages of any kind (whether general, special, consequential, incidental, exemplary or otherwise, including, without limitation, loss of data, income or profits), whether in contract, negligence or other tortious action, even if an authorized representative of Sturm, Ruger has been advised of or should have known of the possibility of such damages.

If you are dissatisfied with this web site or any site content, or with the Sturm, Ruger terms and conditions, your sole and exclusive remedy is to discontinue using the Sturm, Ruger web site. You acknowledge, by your use of the Sturm, Ruger web site, that your use of the site is at your sole risk. Applicable law may not allow the limitation of liability set forth above, so this limitation of liability may not apply to you. If any part of this limitation on liability is found to be invalid or unenforceable for any reason, then the aggregate liability of Sturm, Ruger under such circumstances for liabilities that otherwise would have been limited shall not exceed one hundred dollars ($100).

Notice and Procedure for Making Complaints Regarding Site Content
We respect the intellectual property of others and we require that our users do the same. In accordance with the Digital Millennium Copyright Act, we have designated a Copyright Agent to receive notice of claims of copyright infringement with respect to Site Content. To notify us of any Site Content that you believe infringes your rights or the rights of others, please provide the following information to the Sturm, Ruger Copyright Agent listed below:

(1) Your name, address, telephone number, and e-mail address;
(2) A description of the copyrighted work that you claim has been infringed or, if multiple copyrighted works on the Site are covered by a single notification, a representative list of such works on the Site;
(3) Identification of the material claimed to be infringing or to be the subject of infringing activity and that is to be removed or access to which is to be disabled, and information reasonably sufficient to permit Sturm, Ruger to locate the material, such as the URL or a reasonable description of where the alleged infringing material is located on the Site;
(4) A statement by you that you have a good faith belief that the disputed use is not authorized by the copyright owner, its agent, or the law;
(5) A statement by you, made under penalty of perjury, that the information in the notification is accurate, and that you are the copyright owner or authorized to act on the copyright owner's behalf; and
(6) An electronic or physical signature of the person authorized to act on behalf of the owner of the copyright interest.

Sturm Ruger's Copyright Agent for notice of claims of copyright or other intellectual property infringement, can be reached as follows:

Electronically: **Click Here**

By postal mail:
Sturm, Ruger & Co., Inc.
Attn: Legal Dept.
411 Sunapee Street
Newport, NH 03773
(with subject "Copyright Complaints")

Modifications of This Agreement
We reserve the right, at any time and for any reason in our sole discretion, to change, modify, amend and/or update the terms of this Agreement. Whenever a change is made the new Agreement will be posted on the Site, and will specify its effective date. Therefore, you should review this Agreement before using the Site. Your use of the Site after the new terms are posted will signify your agreement to be bound by the new terms.

Governing law and jurisdiction
This Site is located in the United States, and this Agreement and the interpretation of this Agreement will be governed by and construed under the laws of the United States and the State of Connecticut, without regard to conflict of law principles. You agree and submit to the exclusive and mandatory jurisdiction and venue of the State and Federal Courts situated in Fairfield County, Connecticut and agree you will not object to such jurisdiction or venue on the grounds of lack of personal jurisdiction, forum non conveniens, or otherwise.

Severability
The illegality or unenforceability of any provision of this Agreement shall not affect the validity and enforceability of any legal and enforceable provisions of this Agreement.

Miscellaneous
This Agreement cannot be changed or terminated orally. Any failure of Sturm, Ruger to exercise or enforce any right or provision of this Agreement will not constitute a waiver of such right or provision. No waiver by Sturm, Ruger of any provision of this Agreement will be of any force or effect unless made in writing and signed by a duly authorized officer of Sturm, Ruger.

If any provision of this Agreement is held to be illegal, invalid or unenforceable, then the provision will be deemed severable from the Agreement and will not affect the validity and enforceability of any remaining provisions. The section titles in this Agreement are inserted only as a matter of convenience and have no legal or contractual effect. You agree that these terms will not be construed against Sturm, Ruger by virtue of having drafted them.

Sturm, Ruger reserves the right to deny access to all or part of the Site to you or any person in its sole discretion without notice or liability of any kind. Any violation of this Agreement may be referred to law enforcement authorities.

This Agreement, together with any Rules, constitutes the entire understanding and agreement between you and Sturm, Ruger and supersedes any and all prior or inconsistent understandings relating to the Site and your use of the Site and services provided by the Site.

Questions
If you have questions about this Agreement you may contact us through our **Contact Page**.

PRIVACY POLICY

This Web Site Privacy Policy ("Privacy Policy") describes how Sturm, Ruger & Co., Inc. and its subsidiaries and affiliates ("Ruger," "we," "us," or "our") collect and use personal information when you use, access, or interact with our websites, including through product registration, product purchase, newsletter signup, online applications, sweepstakes entry, employment application, or in any other way.

This Policy applies whenever you access our websites that link to this Policy, provide any personal information to us, or create an account with us (the "Services"). This Policy describes:

- What information we collect, how we collect it, and why
- How we use the information we collect and with whom we share it
- The choices you can make about how we collect and use your information
- How to contact us with questions about this Privacy Policy or your personal information
- How we protect the information we store about you

Information We Collect and How We Collect It

We do not require you to provide any personal information in order to navigate our websites. We collect information from you when: 1) you voluntarily provide it to access certain Services we offer; and 2) automatically by means which are part of the applications needed to provide Services to you.

Information You Provide Us Voluntarily

Depending upon the nature of your interaction with us, we may ask you to voluntarily provide us with personal information including: Name, address, telephone number, email address, age, username, password, credit card or debit card number, purchase history, serial number(s), demographic information, or general interests. We collect commercial information related to purchase history and interests, as well as information you submit in connection with Services we offer, including Customer Service email requests, product registration, product reviews, and sweepstakes or contest submissions. If you use the Services to apply for employment with us, we will collect personal information that includes your educational and employment history and demographic information, among other things.

Information We Collect Automatically

We also collect information automatically through your usage of our Services. This information may include your browser type, operating system, IP address, the domain from which you came, the page you are viewing, the time, and what you clicked on, among other information. Web Site Usage Information is typically anonymous information, because it is not normally associated with you or your identity. However, if it is combined with your Personal Information in a manner that it is directly associated with your identity, it will be treated as Personal Information under this Privacy Policy. To collect Web Site Usage Information, we may utilize a variety of technologies such as cookies, embedded scripts or other, similar technologies. You may disable cookies using your browser's preferences, but some features of our websites may not function properly or may operate slowly if you disable the cookies.

Use of Your Personal Information

We use your personal information to provide the Services to you (including the marketing of our Services and products), to improve our Services and products, to protect our legal obligations and rights, to prevent harm, to protect against fraud, suspicious or other illegal activity, or to facilitate your orders with us. We collect only the information that is required for these purposes. Examples of our usage of your personal information include:

To Communicate With You: Several of our Services include methods of communication with our consumers under specified circumstances, including marketing newsletters, online store promotions, and media updates. We use your personal information to fulfill such requests for communications. You may unsubscribe from our marketing emails at any time by following the opt-out instructions provided in each email communication.

To Facilitate Your Orders: We use certain personal information related to orders from our online store so that we may complete the requested transaction(s).

Product Registration: We may use information provided through product registration to contact you in the unlikely event of a safety concern regarding a product you purchased.

To Provide Customer Service: We use your personal information to respond to inquiries and provide support for our products through our online customer support tool.

To Improve Our Services: We use aggregated usage information to better understand and analyze how users interact with our Services so that we may enhance, improve and support the Services we provide.

Children's Privacy

Our Websites and Services are not intended for use by children. We do not knowingly market to children or users under 18 years of age. We do not knowingly collect personal information from children or users under the age of 18. If we become aware that we have collected personal information from a user under the age of 18, we will take reasonable steps to delete it.

When We Share Your Personal Information

We do not sell your personal information, although in some circumstances, we may share your information with third parties including third-party contractors we use to administer our Services, among subsidiaries and corporate affiliates, in the event of a corporate restructuring or acquisition, to comply with our legal obligations, to prevent harm, and to protect ourselves and our legal rights as described below.

Third-Party Contractors: We use certain third-party contractors to help administer the Services and process transactions, including administration of sweepstakes or contents, placing orders, delivering packages, processing payments and other similar functions. These third-party contractors have agreed to use your personal information only as required to perform the functions for which they are contracted.

Corporate Affairs: In the event we undergo a corporate restructuring or acquisition, merger, consolidation, change in control, sale of any portion of our assets, or in connection with bankruptcy or liquidation proceedings, we would share your personal information as required to complete those transactions.

To Comply With Legal Obligations or Protect our Rights: We will share information if we are legally required to do so, such as in response to a valid subpoena or court order, to exercise our legal rights, to defend against legal claims or demands, or to comply with the requirements of law. We will also use your personal information if necessary to enforce any agreement with you, including to protect our or our other users' rights.

To Prevent Harm: We may share information if we reasonably believe it is required to detect, investigate, prevent, or take action against illegal activities, fraud, or potential threats to the rights, property, or personal safety of any person.

As Requested By You or With Your Consent: If we seek to use your personal information in a manner other than specified in this Policy, we will request your permission prior to such use. In the event you request information that we hold about you, we may ask you to provide confirmation of your identity prior to complying with such a request.

Communications

When you send us an email, we will use your email address to respond, and we will store your communication and our reply for any future correspondence. Beyond our initial reply, we will never use your email address to send you any unsolicited message or information, nor will we share it with or sell it to anyone else for such use.

When you sign up to receive information about our services, promotions, newsletters, press releases, and/or new offers, we will use your email address and any other information you give us to provide you with the information or other services, until you ask us to stop (by using the "unsubscribe" instructions provided with each email communication).

We will never sell, rent, or lease your personal information, including your email address with a third party, although we may share personal information with third parties in order to provide the Services.

Choices About Your Information

You may update or correct your information in certain situations. If you have an account through our online store, you may log in to your account to access, update or correct information you provided us relating to your name, company, address, phone number, email address or password. You may also request confirmation of certain information you have shared with us. We may request additional information to confirm your identity prior to complying with such a request.

You may request that we delete your information by contacting us at **Privacy@Ruger.com**, or by mail at

Sturm, Ruger & Co., Inc.,

Attn: Data Privacy,

411 Sunapee Street

Newport, NH 03773

We may request additional information to confirm your identity before responding to such a request. We will comply with your request to the extent possible, however in some instances, we may respond to your request by informing you of the implications of deletion of that data. In other instances we may be legally required to retain your information, even if you request its deletion.

Security of Your Personal Information

The security of your personal information is important to us. We maintain commercially reasonable physical, technical, and administrative security measures to protect and limit access to your personal information. However, no method of transmission over the internet or method of electronic storage is 100% secure. Therefore, while we strive to use commercially acceptable means to protect your personal information, we cannot guarantee its absolute security.

Third Party Links

The Services may contain links to third-party websites or services. We are not responsible for the privacy practices or the content of non-Ruger websites, and have no control over the use of third-party websites.

Cross Border Transfers of Data

In order to provide the Services, we may transfer your personal information to a jurisdiction outside the country where you reside, including processing personal information in the United States of America. As this jurisdiction may not maintain the same levels of privacy protection as your home jurisdiction, your use of the Services constitutes your agreement to transfer of your personal information and the terms of this Policy.

We may also provide your information to third party partners who provide services for us in your jurisdiction. Your use of the Services constitutes your agreement to our sharing your personal information with a third party to assist with the provision of services to you.

Changes to this Policy

We may update this Policy as necessary to reflect changes we make and to satisfy our legal requirements. Changes to this Policy will be posted on our website and will indicate the date on which they go into effect. By using the Services, you have consented to the Policy in effect at the time of such use.

Contact Us

If you have questions about this Policy, you can contact us at contact us at **Privacy@Ruger.com**, or by mail at
Sturm, Ruger & Co., Inc.,
Attn: Data Privacy,
411 Sunapee Street, Newport, NH 03773

Data Retention

The time periods for which we retain your personal information depend on the purposes for which we use it. We will keep your personal information for as long as you maintain an active account with us, or for as long as is necessary and required by law, contract, auditing requirements or other legitimate business reasons.

California Customers

As described above, Ruger will only share your information with service providers, in connection with certain business transfers, as required by law, or with you. We do not sell personal information.

If you are a California resident, you have certain rights with respect to the collection, use, transfer, and processing of your personal information, as defined by California law. We reserve the right to limit these rights where permitted under applicable law, including where your identity cannot be reasonably verified or where compliance with your request would result in a violation of the law.

You have the right to request that we inform you of the categories of personal information we collect, use, and disclose about you to third parties or the specific information we have so shared. You have the right to request that we delete your personal information, as described above.

To make a request under this provision, contact us at **Privacy@Ruger.com**, or by mail at
Sturm, Ruger & Co., Inc.,
Attn: Data Privacy,
411 Sunapee Street
Newport, NH 03773
Please include your full name, e-mail address, and phone number in your request. We will respond within 45 days of receiving your request.

Non-Discrimination

We will not discriminate against you for exercising any of your privacy rights, including discrimination by denying you services, charging different rates, or providing a different level of quality or service to you.

Updated October, 2022